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                                                                   EXHIBIT 21


                              LIST OF SUBSIDIARIES
                              --------------------

Subsidiary                                        Jurisdiction of Incorporation
----------                                        -----------------------------

MEMC Japan Limited ...........................     Japan

MEMC Electronic Materials, S.p.A .............     Italy

MEMC Electronic Materials, SDN BHD ...........     Malaysia

MEMC Electronic Materials Sales, SDN BHD .....     Malaysia

MEMC Kulim Electronic Materials, SDN BHD .....     Malaysia

MEMC Huls Korea Company ......................     South Korea

*POSCO Huls Co. Ltd. .........................     South Korea

*Taisil Electronic Materials Corporation .....     Taiwan

SiBond, L.L.C ................................     Delaware

MEMC-CSMC Electronic Materials, Ltd. .........     China (PRC)

MEMC Southwest Inc. ..........................     Delaware

MEMC Pasadena, Inc. ..........................     Delaware

MEMC Foreign Sales Corp., Inc. ...............     Barbados


*The inclusion of these entities on this Exhibit 21 does not constitute an admission by the Company that the Company "controls" these entities for purposes of the Federal Securities Laws.